                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report on the consolidated financial statements of Quantech, Ltd., dated September 12, 2001, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern and is included in this Form 10-KSB, into the previously filed Registration Statements of Quantech, Ltd., on Form S-8 (No. 333-46914, No. 333-70499, and No. 333-11475), and on the related Prospectuses.

                                       /s/ McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
September 28, 2001